UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 10, 2008

La Cortez Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-138465	20-5157768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2260 El Cajon Blvd. #882
San Diego, CA 92104

(Address of principal executive offices)        (Zip Code)

(775) 352-3930

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective September 10, 2008, La Cortez Energy, Inc., f/k/a La Cortez Enterprises, Inc. (the “Company”) closed a private placement (the “Offering”) of 4,784,800 units (the “Units”) of its securities to accredited investors and non-U.S. persons at a price of $1.25 per Unit, for an aggregate offering price of $5,981,000. Each Unit consists of (i) one share of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Shares”) and (ii) a common stock purchase warrant to purchase one-half share of Common Stock, exercisable for a period of five years at an exercise price of $2.25 per share. The Offering was conducted pursuant to the exemption from the registration requirements of the federal securities laws provided by Regulation D and Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and Section 4(2) of the Securities Act. The Company derived total net proceeds of $5,851,619.11 from the Offering. The Units were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.

The Company offered the Units through Gottbetter Capital Markets, LLC, a registered broker-dealer (the “Placement Agent”). The Company paid the Placement Agent a commission of one percent (1%) of the principal amount of each Unit sold in the Offering, for an aggregate amount of $59,810. The Company also paid the Placement Agent a $10,000 expense retainer.

Investors in the Offering were granted “piggyback” registration rights for the shares of Common Stock issued in the Offering included in the Units and underlying the Warrants included in the Units. Additionally, investors were granted contingent “demand” registration rights with respect to the shares of Common Stock included in the Units that are triggered if the Company does not file a registration statement with the SEC in which the investors can exercise their ‘piggyback’ registration rights within six months of the final Closing of the Offering.

The Company intends to utilize the proceeds of the Offering for its initial investments in one or more oil and gas exploration and production opportunities in South America (e.g., acquisitions, joint ventures, and/or farm-ins) as part of its new strategy and focus on the oil and gas exploration and production sector in South America and for general working capital purposes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Form of Subscription Agreement

10.2	Form of Warrant

10.3	Form of Registration Rights Agreement

99.1	Press release issued by La Cortez Energy, Inc. on September 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Cortez Energy, Inc.

Date: September 12, 2008	By:	/s/Andres Gutierrez
Andres Gutierrez, President